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                                                                   EXHIBIT (10)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 18 to the Registration Statement on Form N-4 of our report dated April 4, 2008 relating to the financial statements and financial highlights of Variable Account A of American International Life Assurance Company of New York, our report dated April 29, 2008 relating to the financial statements of American International Life Assurance Company of New York and our report dated April 25, 2008 relating to the statutory basis financial statements of National Union Fire Insurance Company of Pittsburgh, Pa., which appear in such Registration Statement. We also consent to the incorporation by reference in such Registration Statement of our report dated February 28, 2008 (which contains an adverse opinion on the effectiveness of internal control over financial reporting), relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, of American International Group, Inc., which appears in its Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas
April 29, 2008